Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Golf Galaxy GolfWorks, Inc. (successor by merger to Ralph Maltby Enterprises, Inc. a/k/a The GolfWorks)	Ohio